EX-99.CODE ETH


                                 CODE OF ETHICS



                                       FOR



                           JF CHINA REGION FUND, INC.













                           Approved September 9, 2004





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                                TABLE OF CONTENTS

                                                                            PAGE

I.   INTRODUCTION .........................................................    1

     A.  GENERAL AND AUTHORIZATION ........................................    1
     B.  DEFINITIONS ......................................................    1
     C.  LEGAL REQUIREMENT ................................................    2
     D.  PURPOSE OF THE CODE ..............................................    3
     E.  COMPLIANCE WITH THE CODE OF ETHICS ...............................    3
     F.  APPLICATION OF CODE OF ETHICS ....................................    3
     G.  STATEMENT OF GENERAL FIDUCIARY PRINCIPLES ........................    3
     H.  FRONT RUNNING ....................................................    4
     I.  QUESTIONS REGARDING THE CODE .....................................    4

II.  CONFIDENTIALITY AND INSIDE INFORMATION ...............................    5

     A.  GENERAL ..........................................................    5
     B.  "INSIDER TRADING" DOCTRINE .......................................    5
     C.  WHEN IS INFORMATION CONFIDENTIAL AND NON-PUBLIC OR MATERIAL? .....    5
     D.  PROCEDURES REGARDING CONFIDENTIAL INFORMATION ....................    6
     E.  TRADE SECRETS ....................................................    6

III.   CONFLICTS OF INTEREST AND BUSINESS ETHICS ..........................    7

     A.  GENERAL ..........................................................    7
     B.  OUTSIDE ACTIVITIES ...............................................    7
     C.  PERSONAL FINANCE .................................................    7
     D.  GIFTS AND ENTERTAINMENT ..........................................    7

IV.    PERSONAL ACCOUNT TRANSACTIONS BY COVERED PERSONS ...................    9

     A.  GENERAL ..........................................................    9
     B.  INITIAL AND ANNUAL DISCLOSURE OF PERSONAL SECURITIES HOLDINGS ....   10
     C.  TRANSACTIONS IN SHARES OF THE FUND ...............................   10
       BASIC PRINCIPLES ...................................................   10
       PRIOR CLEARANCE ....................................................   11
       GOVERNMENTAL REPORTS ...............................................   11
     D.  LIABILITY FOR SHORT SWING PROFITS ................................   12
     E.  TRANSACTIONS IN SECURITIES ELIGIBLE FOR INVESTMENT BY THE FUND ...   12
       GENERAL ............................................................   12
       PRIOR APPROVAL .....................................................   12
       TRANSACTIONS EXEMPT FROM PRIOR APPROVAL REQUIREMENTS ...............   12
       PRIOR APPROVAL PROCEDURE ...........................................   13

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                                TABLE OF CONTENTS
                                   (CONTINUED)

       REASONS FOR DISALLOWING PROPOSED TRANSACTIONS ......................   14
     F.  NEW ISSUES .......................................................   14
     G.  PRIVATE PLACEMENTS ...............................................   14

V.   QUARTERLY REPORTS OF SECURITIES TRANSACTIONS .........................   16

     A.  WHO MUST REPORT ..................................................   16
     B.  TRANSACTIONS THAT MUST BE REPORTED ...............................   16
     C.  TRANSACTIONS EXEMPT FROM REPORTING ...............................   16
     D.  REPORTING BY INDEPENDENT DIRECTORS ...............................   16
     E.  REPORTING PROCEDURES .............................................   16

VI.    STANDARD OF CONDUCT FOR PORTFOLIO TRANSACTIONS .....................   18

VII.   RECORDS ............................................................   19

VIII.  CODE VIOLATIONS ....................................................   19

IX.    SARBANES OXLEY CODE OF ETHICS ......................................   20

ANNEX A ...................................................................  A-1
ANNEX B ...................................................................  B-1
ANNEX C ...................................................................  C-1
ANNEX D ...................................................................  D-1

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PART I

I.   INTRODUCTION

     A. GENERAL AND AUTHORIZATION. This Code of Ethics sets forth the policies and procedures applicable to officers, directors, employees and certain other related persons of the Fund regarding business ethics, confidentiality and trading in securities. These policies and procedures are mandatory and are designed to protect the business interests of the Fund.

     This Code of Ethics has been approved by a majority of the directors of the Fund, including a majority of the Independent Directors. The directors of the Fund have executed a certification stating that each of them have adopted procedures necessary to prevent Covered Persons from violating this Code of Ethics. All material changes to this Code of Ethics will be presented to the directors of the Fund for approval as soon as practicable, but in no event later than six months after they are made. At least annually, the directors of the Fund will review a written report to be submitted by a Compliance Officer that will include (i) a description of any issues arising under this Code of Ethics or procedures related to it since the last such report including information about material violations and sanctions imposed in response to violations and
(ii) a certification from the Fund that it has adopted procedures necessary to prevent Covered Persons from violating this Code of Ethics.

     B. DEFINITIONS. The following defined terms have the meanings assigned to them below.

          1940 ACT. The U.S. Investment Company Act of 1940, as amended from time to time.

          ACCESS PERSON. Each director, officer or Advisory Person of the Fund.

          ADVISORY PERSON. Any employee of the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

          COMPLIANCE OFFICERS. The personnel of the JF Asset Management Group compliance department designated as from time to time as a Compliance Officer with respect to this Code of Ethics. A list of such personnel is included as Annex A.

          COVERED PERSONS. Each director, officer and employee of the Fund. A list of Covered Persons may be obtained from a Compliance Officer.

          ELIGIBLE SECURITIES. All securities or investments eligible for purchase or sale by the Fund as set out in the Fund's prospectus (or other analogous document) that COULD POTENTIALLY be recommended to or purchased for the Fund.

          FUND. JF China Region Fund, Inc.

          INDEPENDENT DIRECTORS. Those directors of the Fund who are not, consistent with the 1940 Act and the rules issued thereunder, deemed to be "interested persons" of the Fund.
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PART I

          INSIDERS. Officers and directors of the Fund or a person who becomes a beneficial owner of greater than 10 percent of the Fund's shares.

          JF ASSET MANAGEMENT GROUP. Entities within the JPMorgan Fleming Asset Management Group of Companies that provide asset management services in Asia, except for Japan.

          JFIMI. JF International Management, Inc.

          JFIMI AFFILIATED PARTY. Any company that controls, is controlled by or is under common control with JFIMI.

          JPMORGAN FLEMING ASSET MANAGEMENT GROUP OF COMPANIES. Affiliates of JPMorgan Chase, other than any such affiliate located in the United States, that provides asset management services. A list of such companies may be obtained from a Compliance Officer.

          MANAGED ACCOUNT. Each account under investment management by JFIMI, including each investment company registered with the SEC to which JFIMI acts as an investment adviser or sub-advisor. References herein to a Managed Account's shares or shareholders shall, in addition to the shares or any person holding such shares of a Managed Account, as appropriate, be deemed to include units, fractional interests or any other analogous right or interest in a Managed Account and, as appropriate, the holders of such interests.

          PERSONAL ACCOUNT TRANSACTION. Every securities transaction in which a Covered Person has any direct or indirect beneficial interest and over which such Covered Person has direct or indirect influence or control. This includes the right to acquire equity securities through the exercise or conversion of any derivative security, whether or not currently exercisable.

          PERSONAL INVESTMENT PROCEDURES. Each of the personal investment procedures applicable to employees of JP Morgan Fleming Asset Management Group of Companies as the same may be amended from time to time.

          SEC. The U.S. Securities and Exchange Commission.

          SECRETARY. The secretary or such person or persons who may be designated in writing by the Fund.

          SECURITY HELD OR TO BE ACQUIRED. Any security which, within the most recent 15 days, (i) is or has been held by the Fund, or (ii) is being or has been considered for purchase by the Fund.

     C. LEGAL REQUIREMENT. This Code of Ethics is adopted pursuant to the requirements of U.S. federal securities laws, in particular Section 15(f) of the Securities Exchange Act of 1934, as amended, Section 204A of the Investment Advisers Act of 1940, as amended, and Rule 17j-1 under the 1940 Act.

                                       2
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PART I

     D. PURPOSE OF THE CODE. This Code of Ethics was developed to provide guidance with respect to the policies and procedures set forth herein and, in particular, to:

     (a) guard against the possibility of a transaction occurring that the SEC or other regulatory body would view as illegal, such as front running (as defined in subpart (H) below):

     (b) avoid situations where it might appear that the Fund or any of its officers, directors or employees had personally benefited at the expense of a client or shareholder or had taken inappropriate advantage of his or her fiduciary positions; and

     (c)  prevent the misuse of material, non-public information.

     Officers, directors and employees of the Fund are urged to consider the reasons for the adoption of this Code of Ethics. The reputation of the Fund could be adversely affected as the result of even a single transaction considered questionable in light of the fiduciary duties of the Fund and the Independent Directors.

     E. COMPLIANCE WITH THE CODE OF ETHICS. Compliance with the provisions of this Code of Ethics is considered a basic condition of employment or service as a director. Failure to comply with the policies and procedures included in this Code of Ethics may result in civil and criminal liabilities, penalties or fines under U.S. law, imprisonment, legal prohibition against further employment in the U.S. securities industry and dismissal from employment for cause. Dismissal for cause may result in the loss of certain benefits from the Fund or any company within the JPMorgan Fleming Asset Management Group of Companies by which the affected individual is employed. In addition, any profit realized from a transaction which is deemed to be in violation of this Code of Ethics may be required to be disgorged, and violators of this Code of Ethics may be subject to other disciplinary actions. All Access Persons will be required to certify annually that they have read and understood this Code of Ethics and recognize that they are subject hereto. Further, Access Persons will be required to certify annually that they have complied with the requirements of this Code of Ethics and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

     F. APPLICATION OF CODE OF ETHICS. This Code of Ethics applies to all Covered Persons except that Independent Directors are exempt from Part III and
Part IV (B), (D)(2), (E), (F) and (G) of this Code of Ethics.

     G. STATEMENT OF GENERAL FIDUCIARY PRINCIPLES. The following general fiduciary principles have been adopted with respect to the personal investment activities of all Covered Persons:

     o    The interests of the Fund's shareholders must come first;

     o All Personal Account Transactions must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of any individual's position of trust and responsibility; and

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PART I

     o Covered Persons should not take inappropriate advantage of their positions.

     H. FRONT RUNNING. Front running is illegal. In the context of investment management, front running is generally defined as the purchase or sale of a security by an officer, director or employee of an investment adviser or fund in anticipation of the adviser or fund effecting similar transactions for its client or the fund, in order to take advantage of or avoid the consequences of changes in market prices resulting from the client's or the fund's transaction.

     I. QUESTIONS REGARDING THE CODE. Questions concerning the interpretation or application of the policies and procedures set forth in this Code of Ethics should be addressed to a Compliance Officer. All Covered Persons are encouraged to seek advice with respect to any action or transaction which could be regarded as violating this Code of Ethics and to refrain from any action or transaction which might lead to the appearance of a violation.






                                       4
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PART II

II.  CONFIDENTIALITY AND INSIDE INFORMATION

     A. GENERAL. Confidential information is known by virtually every Covered Person. Examples of confidential information include information concerning the
(i) securities transactions of the Fund before they are executed; (ii) policies of the Fund derived from confidential communications; and (iii) the operations or condition of the Fund. No confidential information should be used by any Covered Person for any direct or indirect personal benefit during the term of such Covered Person's relationship with the Fund and after such relationship has ended. This restriction applies regardless of the source of such information.

     B. "INSIDER TRADING DOCTRINE." Confidential information includes "material, non-public information" about securities, investments, future events and other matters that can affect the value of an investment. The U.S. securities laws generally prohibit any person from:

     o trading in a security while in possession of material, non-public information regarding the security;

     o    tipping such information to others;

     o recommending the purchase or sale of securities while in possession of such information; and

     o    assisting anyone engaged in any of the above activities.

     The "insider trading doctrine" is applicable when the trading or tipping in question results in a breach of a duty of trust or confidence. The situations in which a person can trade while in possession of material, non-public information without breaching a duty are so complex and uncertain that the only safe course is not to trade, tip or recommend securities while in possession of material, non-public information. It is accordingly the policy of the Fund to prohibit any Covered Person, while in the possession of material, non-public information, from trading securities or recommending transactions, either personally or on behalf of others, or communicating material, non-public information about the securities in question to others in violation of the securities laws of the United States or any other country that has jurisdiction over the activities of such Covered Person.

     C. WHEN IS INFORMATION CONFIDENTIAL AND NON-PUBLIC OR MATERIAL? In general, any information received from any source (whether in the course of employment or otherwise) that a Covered Person does not know to have been publicly disseminated should be considered by such Covered Person to be confidential, non-public information. A Covered Person should not regard information as having been publicly disseminated unless he or she can point to some fact or event demonstrating that the information is generally available, such as disclosure of the information in a press release, in daily newspapers or in a public disclosure document such as a prospectus.

     Confidential, or non-public, information is considered to be material if it is the type of information on which reasonable investors rely in making purchase or sale decisions. Close cases should be resolved in favor of a finding that information is material.

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PART II

     D. PROCEDURES REGARDING CONFIDENTIAL INFORMATION. Confidential information should never be disclosed to any person (including any relative, friend or acquaintance of a Covered Person) that the Covered Person does not know to be subject to this Code of Ethics or some other binding obligation not to disclose or make improper use of the information. Caution must be taken against making even casual remarks that might disclose confidential information or allow the appearance of such disclosure. Care must be exercised in discussing confidential matters in elevators, at restaurants or in other places where outsiders may be present or where unauthorized personnel could obtain confidential information. Unnecessary copying of confidential documents should be avoided, and documents containing confidential information should not be displayed in elevators or left in conference rooms, on desks or in other locations where they may be seen by outsiders.

     E. TRADE SECRETS. All computer programs, investment methods and techniques, trade secrets and other confidential information developed, created or obtained by or with the assistance of any Covered Person during his or her relationship with the Fund is the property of the Fund, and no Covered Person has or may exercise any ownership or other rights or interest in any such property or information. A Covered Person may not use any trade secrets, property, or such confidential information during the course of any future employment. Upon termination of a Covered Person's relationship with the Fund, such Covered Person should return all trade secrets, property, and confidential information he or she may possess to a Compliance Officer.




                                       6
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PART III

III. CONFLICTS OF INTEREST AND BUSINESS ETHICS

     A. GENERAL. The purpose of the following is to ensure that the interests of the Fund's shareholders come before what might, in any circumstances, be construed as a Covered Person's own outside interests or benefits. Independent Directors are exempt from this Part III.

     Conflicts of interest, the potential for conflicts and any event that gives rise to an appearance of a conflict are to be avoided. A Covered Person's direct or indirect interest in a supplier, creditor, debtor or competitor may conflict with the interests of the Fund. A conflict may occur when a Covered Person (i) is also employed by another firm, directly or as a consultant or independent contractor; (ii) has a direct financial interest in another firm; (iii) has an immediate family financial interest in another firm; or (iv) is a director, officer or partner of another firm. In no way should a Covered Person's decisions about the best interests of the Fund be compromised or appear to be compromised by his or her investments or other interests. Because questions of proper business ethics and conflicts of interest are often difficult to discern and to resolve, in the event of any doubt, a Covered Person should consult with a Compliance Officer prior to acting.

     B. OUTSIDE ACTIVITIES. Covered Persons are encouraged to engage in worthy activities for their community or personal development. No such activities, however, should be allowed to impair the working efficiency or responsibilities of the individual. Covered Persons may from time to time be asked to serve as directors or advisors or in other forms of participation in other companies or organizations. Because such commitments can involve substantial responsibilities and potential conflicts of interest or the appearance of such conflicts, no such position should be accepted by an individual without the prior approval of a Compliance Officer.

     C. PERSONAL FINANCE. In addition to the limitations regarding investments in securities eligible for purchase by the Fund (as described in Part IV), Covered Persons are prohibited from having a direct or indirect interest or investment in any dealer, broker or other current or prospective supplier of goods or services from which the Covered Person might materially benefit or appear to benefit as a consequence of the activities or relationship of the Fund with the entity. One gauge of materiality would be if the Fund's current or future activities or relationship with a given entity might materially affect the economic prospects of that entity.

     Covered Persons are expected to conduct their personal finance and investments in a prudent manner. Obviously, there would be a risk to the reputation of the Fund, as well as an impairment of productivity because of emotional factors, if a Covered Person were to become financially embarrassed.

     D. GIFTS AND ENTERTAINMENT. No Covered Person should accept a substantial gift or excessive entertainment from any dealer or broker, client or supplier or from any person or company seeking favor or business with the Fund. This policy also covers the enjoyment or use of property or facilities for weekends, vacations, trips, dinners and the like. This policy does not apply to dinners, sporting events and other activities which are a normal part of a business relationship. However, if a Covered Person engages in such activities to excess, conflict of interest questions can arise. Naturally, every effort should be made to refuse acceptance of a gift

                                       7
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PART III

or entertainment as gracefully as possible. The existence of this policy can be cited as the reason for refusing such gifts or entertainment.

     The above standards for the acceptance of substantial gifts or excessive entertainment apply with equal force to the entertainment of others by Covered Persons, especially personnel of brokers and dealers.

     Acceptance of even nominal gifts and modest entertainment from dealers or brokers or others seeking favor from a Covered Person or from the Fund should be discouraged where possible. All Covered Persons are required to comply with the provisions of the applicable code of conduct relating to personal benefits, included in the JF Asset Management Compliance Procedures Manual, as in effect from time to time.

PART IV

IV.  PERSONAL ACCOUNT TRANSACTIONS BY COVERED PERSONS

     A. GENERAL. Each person employed by a member of the JPMorgan Fleming Asset Management Group of Companies is subject to its Personal Investment Procedures, a copy of which was provided to each affected person upon the commencement of his or her employment by a company in the JPMorgan Fleming Asset Management Group of Companies and which are incorporated by reference into this Code of Ethics. The following provisions are applicable to all Covered Persons, except that sections (B), (D)(2), (E), (F) and (G) of this Part IV are not applicable to Independent Directors, and are intended to supplement the Personal Investment Procedures. In the event of a conflict between such Personal Investment Procedures and this Code of Ethics, this Code of Ethics shall prevail.

     Except for Independent Directors, each Covered Person shall effect all transactions through the appropriate pre-approved brokers as set out in the relevant Personal Investment Procedures. Exceptions may be granted to any Covered Person on a case-by-case basis, but only in cases where the applicable third-party broker is approved by a Compliance Officer or another person as designated in accordance with the Personal Investment Procedures and such broker agrees to provide duplicate contract notes, confirmations or other similar evidences of transactions and periodic statements to the attention of a Compliance Officer or such designated person.

     Except as specifically provided, the following provisions apply to every Personal Account Transaction in which a Covered Person controls or directs securities trading for another person or has a direct or indirect beneficial interest ("BENEFICIAL INTEREST") in the securities. In general, a Covered Person is considered to have a direct or indirect beneficial interest in securities if the securities are:

     o    held in his or her name;

     o held in the name of a member of his immediate family who resides with him;

     o held by a trust for which the Covered Person acts as trustee, if at least one trust beneficiary is a member of the person's immediate family;

     o held by a trust of which the Covered Person is a beneficiary where the trustee does not exercise exclusive investment control;

     o held by a general or limited partnership of which the Covered Person is a general partner;

     o held by a general or limited partnership of which the Covered Person is a limited partner, if he or she has some control over portfolio securities held by the partnership; or

     o held by any entity or other person (including a partnership, corporation or trust) if the Covered Person makes the investment decisions for that entity or person.

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PART IV

     If a Covered Person is involved in any investment accounts enumerated above which the Covered Person believes should not be subject to the prior approval or reporting requirements of this Code of Ethics, a request for clarification or exemption may be submitted in writing to a Compliance Officer or another person as designated in accordance with the Personal Investment Procedures. An example of this type of situation may be where a Covered Person has a direct or indirect beneficial interest in an account, but has no direct or indirect influence or control over the investment management process. Any such request for clarification or exemption should name the account, the interest of the Covered Person in such account, the person or firms responsible for its management, and the basis upon which the exemption is being claimed.

     B. INITIAL AND ANNUAL DISCLOSURE OF PERSONAL SECURITIES HOLDINGS. Except for Independent Directors, each Covered Person must on commencement of employment or appointment (no later than 10 days after the starting date), and thereafter as of 31 December of each calendar year, disclose in writing all securities holdings in which he or she is considered to have any direct or indirect beneficial ownership and control and the names of any broker, dealer or bank with whom he or she maintains an account in which any such securities are held. The information in each annual report must be current as of a date no more than 45 days before the date that the report is submitted by the Covered Person. Forms for initial and annual reports are provided in Annexes B and C respectively. Completed forms, or other written disclosure of holdings in a form acceptable to the Compliance Officer, must be returned to a Compliance Officer by the appropriate deadline. A Compliance Officer shall identify and maintain a list of all Covered Persons required to make reports at commencement of employment and annually.

     The following holdings are exempt from the reporting requirements:

     o    Direct obligations of the Government of the United States;

     o Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

     o    Shares issued by money market funds;

     o Shares issued by open-end funds other than funds for which JFIMI or a JFIMI Affiliated Party serves as investment adviser or principal underwriter;

     o Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

     C. TRANSACTIONS IN SHARES OF THE FUND.

     BASIC PRINCIPLES. As more fully described in Part II, no Covered Person should purchase or sell any shares of the Fund if he or she is aware of any material, non-public information relating to the Fund.

     Covered Persons are required to obtain prior approval for transactions involving shares in Managed Accounts. Generally, Covered Persons will not be allowed to purchase or sell any shares of a Managed Account during the period from the third business day following the end of

PART IV

a reporting period (I.E., the end of the Managed Account's financial year and financial half year), or such other date as the secretary or other appropriate official of the applicable Managed Account may from time to time determine, until the third business day after such Managed Account publicly releases information concerning its earnings and portfolio holdings.

     This provision applies only to Managed Accounts that are U.S.-registered closed-end investment companies.

     PRIOR CLEARANCE. Covered Persons are required to obtain approval prior to effecting any transaction (including gifts) involving the Fund's shares. Except as provided below, all requests for approval should be made in writing to a Compliance Officer, who will send a copy to the Secretary of the Fund. Prior approval of transactions in the Fund's shares granted by a Compliance Officer is effective for one business day from and including the date the clearance is granted, UNLESS (i) advised to the contrary by a Compliance Officer prior to the proposed transaction; or (ii) the person receiving the approval comes into possession of material, non-public information concerning the Fund and is therefore prohibited from trading. If the proposed transaction is not executed within this time period, a new approval must be obtained. Any Covered Person who is subject to Personal Investment Procedures shall be deemed to have complied with the requirements of this paragraph if such Covered Person receives prior approval of a transaction in the Fund's shares in accordance with the provisions of the Personal Investment Procedures applicable to such Covered Person.

     GOVERNMENTAL REPORTS. Insiders are subject to the requirements of Section 16 of the Securities Exchange Act of 1934 and Section 30(f) of the 1940 Act. All Insiders are required to file reports with the SEC disclosing their beneficial ownership of the Fund's shares.

     o FORM 3. The initial ownership report by an Insider is required to be filed on Form 3. This report must be filed within 10 days after a person becomes an Insider (I.E., is elected as an officer or director or becomes a beneficial owner of greater than 10 percent of the Fund's shares). Following the election or appointment of an Insider, a Compliance Officer will deliver to the Insider a Form 3 for appropriate signature and will file such Form with the SEC and provide a copy to the Secretary or other appropriate official of the Fund.

     o FORM 4. Any change in the Insider's ownership of the Fund's shares must be reported on Form 4. The Form 4 is due by the 10th day following the end of the month in which the ownership change occurred. Following receipt of the notice of execution of the transaction, a Compliance Officer will deliver to the Insider a Form 4 for appropriate signature and will file such Form with the SEC and provide a copy to the Secretary of the Fund.

     o FORM 5. Any transaction or holding which is exempt from reporting on Form 4, such as option exercises, small purchases of stock, gifts, etc. may be reported on a deferred basis on Form 5 within 45 days after the end of the calendar year in which the transaction occurred. No Form 5 is necessary if all transactions and holdings were previously reported on Form 4.

PART IV

     D.   LIABILITY FOR SHORT SWING PROFITS.

     1. Any profit made by an Insider from any combination of a purchase and sale or sale and purchase of the Fund's shares beneficially owned, directly or indirectly, by such Insider within a period of less than six months, is, under relevant U.S. regulation, presumed to be the result of inside information and subject to recapture by the Fund. This means that any two transactions of an "opposite" nature (I.E., a purchase and a sale) of the shares of the Fund within any six-month period, however unrelated, may lead to recovery by the Fund of any profit realized.

     2. Any profit made by any employee of the Fund, from any combination of a purchase and sale or sale and purchase of any security, whether or not held by the Fund, within a period of 60 days is presumed to be the result of inside information and is subject to recapture. Information regarding country specific exceptions to this 60 day holding period may be obtained from a Compliance Officer. Independent Directors are exempt from this section (D)(2).

     E. TRANSACTIONS IN SECURITIES ELIGIBLE FOR INVESTMENT BY THE FUND.

     GENERAL. The following policy applies to purchases or sales by any Covered Person, except for Independent Directors, of all Eligible Securities, as well as contracts relating to eligible securities, such as derivative investments and hedging transactions.

     PRIOR APPROVAL. Each Covered Person must obtain prior approval for transactions in Eligible Securities and contracts relating to such Eligible Securities for his or her own account, or for an account in which a Covered Person has or derives a beneficial interest. If any Covered Person believes this broad definition of beneficial interest, in particular as it applies to relatives of a Covered Person, would pose a problem, he or she should discuss the situation with a Compliance Officer.

     Receiving prior approval does not relieve a Covered Person from conducting his or her Personal Account Transactions in full compliance with (i) all other provisions of this Code of Ethics, including the prohibition on trading while in possession of material, non-public information; and (ii) all applicable laws, including prohibitions on front running.

     TRANSACTIONS EXEMPT FROM PRIOR APPROVAL REQUIREMENTS. All transactions in Eligible Securities must receive prior approval EXCEPT the following:

     o EXTERNAL THIRD-PARTY OPEN-END FUNDS. Purchases or redemptions of shares or units of open-end investment companies, mutual funds and unit trusts for which JFIMI or a JFIMI Affiliated Party does not serve as investment adviser or principal underwriter.

     o REGULAR SAVING SCHEME. The original set up of a regular saving schemes including ISA's self select pension accounts, life policies or SAYE schemes for any security including open-ended funds or JPMorgan Chase Stock. However, any subsequent lump sum sales are subject to the prior approval requirement.

     o DIVIDEND RE-INVESTMENT PLAN. Transactions of securities under a dividend re-investment plan.

PART IV

     o EXTERNAL DISCRETIONARY FUND MANAGER. Transactions by appointed external discretionary fund manager. A copy of the Investment Management Agreement should be forwarded to Compliance.

     o U.S. AND FOREIGN GOVERNMENT OBLIGATIONS. Purchases or sales of direct obligations of government debt securities issued by the following countries: Australia, Canada, France, Germany, Hong Kong, Italy, Japan, United Kingdom and the United States.

     o MONEY MARKET INSTRUMENTS. Commercial paper and other U.S. and foreign money market instruments (including those issued by a U.S. Government instrumentality or by a foreign government or bank).

     o PRO RATA DISTRIBUTIONS. Purchases effected by the exercise of rights issued pro rata to all holders of a class of securities or the sale of rights so received.

     o MANDATORY TENDERS. Purchases and sales of securities pursuant to a mandatory tender offer.

     o PAYROLL DEDUCTION PLANS. Purchases by a Covered Person's spouse pursuant to a payroll deduction plan, provided that a Compliance Officer has been previously notified in writing that the spouse will be participating in the payroll deduction plan.

     o EXERCISE OF STOCK OPTION OF CORPORATE EMPLOYER BY SPOUSE. Transactions involving the exercise by a Covered Person's spouse of a stock option issued by the corporation employing the spouse.

     o GIFTS TO CHARITIES. Gifts to a charitable organization provided that the securities are donated and not the cash proceeds.

     PRIOR APPROVAL PROCEDURE. Except as provided below, each proposed transaction in Eligible Securities or contracts relating to Eligible Securities should be submitted for approval in written form (including by e-mail communication) to a Compliance Officer. The Compliance Officers will be responsible for processing all such requests, will record the following information: (i) the date and time of the request; (ii) the person making the request; (iii) the name of the security; (iv) the number of securities or amount of debt involved; (v) the nature of the transaction; (vi) whether the request was approved or disapproved; (vii) if rejected, the reason therefor; and (viii) if approval was granted pursuant to an exemption, the reason the exemption was given. Approval or disapproval will be given as quickly as possible by the Compliance Officers on a standard form documenting the request and its approval or disapproval. The requesting person will receive the original of the form for recordkeeping purposes. Any Covered Person who is subject to Personal Investment Procedures promulgated by any member of the JPMorgan Fleming Asset Management Group of Companies shall be deemed to have complied with the requirements of this paragraph if such Covered Person receives prior approval of a transaction in eligible securities or contracts relating to eligible securities in accordance with the provisions of the Personal Investment Procedures applicable to such Covered Person.

PART IV

     Each Covered Person is responsible for making certain that a Compliance Officer or another person as designated in accordance with the Personal Investment Procedures is notified as to the settlement details of each transaction effected otherwise than through the appropriate pre-approved broker, including date, price, executed value and name of executing bank, broker or dealer, in any securities accounts for which the Covered Person is considered to have a beneficial interest and control.

     Prior clearance of a transaction is effective for one business day from and including the date the clearance is granted. If the proposed transaction is not executed within this time, a new clearance must be obtained.

     REASONS FOR DISALLOWING PROPOSED TRANSACTIONS. Examples of situations in which a proposed transaction in Eligible Securities may be disapproved include:

     o PENDING CLIENT ORDERS. Orders have been placed by the Fund to purchase or sell the security.

     o PURCHASE AND SALES WITHIN FIVE BUSINESS DAYS. At the discretion of the Compliance Officers, a restriction may be imposed in the case of a particular security or market to the effect that a transaction in that security or market may be disallowed on the grounds that the security has been purchased or sold for or on behalf the Fund within five business days immediately prior to or after the date of the proposed transaction. For example, if a transaction on behalf of the Fund in that security occurs on a Monday, a Covered Person may not purchase or sell that security during the prior week or until the Tuesday of the following week. If the Fund has eliminated its holdings in a particular security, the five day restriction is not applicable to a Covered Person's transactions in that security.

     (The Compliance Officers have discretion to provide exceptions to the above when the Covered Person wants to deal in stocks in large market capitalizations and high trading liquidity and where JFIMI's dealings on behalf of its Managed Accounts represent an insignificant proportion of the total volume in the stock.)

     o PURCHASE AND SALE BEING CONSIDERED. The security is being actively considered for purchase or sale for the account of the Fund even though no order has been placed.

     o INTERNAL TRADING RESTRICTIONS. The security may be put on a confidential "BANNED LIST" if the Fund is aware of price-sensitive information about a company.

     F. NEW ISSUES. Access Persons may not participate in an IPO.

     G. PRIVATE PLACEMENTS. Access Persons may directly or indirectly acquire beneficial ownership in a private placement of securities, including the purchase of limited partnership interest only with prior written approval of a Compliance Officer or another person as designated in accordance with the Personal Investment Procedures. In considering such a request for approval, the Compliance Officer or such designated person will determine whether the

PART IV

investment opportunity should be reserved for the Fund, and whether the opportunity is being offered to the Access Person by virtue of his or her position with the Fund.

     An Access Person who has received approval to invest in a private placement of securities and who, at a later date, anticipates participating in the investment decision process regarding the purchase or sale of securities of the issuer of that private placement by the Fund, must immediately disclose his or her prior investment in the private placement to a Compliance Officer or such designated person.

     Independent Directors are exempt from this section (G).

PART V

V.   QUARTERLY REPORTS OF SECURITIES TRANSACTIONS

     A. WHO MUST REPORT. Each Access Person must make a quarterly securities transaction report. The Compliance Officers shall identify and maintain a list of all Access Persons who are under a duty to make quarterly reports and shall inform each such person of this duty. No report is required for any quarter in which there was no transaction that is required to be reported.

     Independent Directors are included in the definition of an Access Person, but the reporting obligations of such persons are conditionally limited as they are not "interested persons" for the purposes of the 1940 Act. Reporting obligations applicable to such persons are set out separately below in Section D.

     B. TRANSACTIONS THAT MUST BE REPORTED. Except as otherwise noted herein, each Access Person must report each security transaction effected in the preceding quarter in which such Access Person has any direct or indirect beneficial interest.

     C. TRANSACTIONS EXEMPT FROM REPORTING. Transactions in the following are exempt from the reporting requirements:

     o    Direct obligations of the Government of the United States;

     o Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

     o    Shares issued by money market funds;

     o Shares issued by open-end funds other than funds for which JFIMI or a JFIMI Affiliated Party serves as investment adviser or principal underwriter;

     o Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

     Transactions that were previously approved by or reported to the Compliance Officers need not be reported again.

     D. REPORTING BY INDEPENDENT. An Independent Director of the fund is not an "interested person" within the meaning of Section 2(a)(19) of the 1940 Act and is therefore subject to less onerous reporting requirements.

     An Independent Director is required to include transactions in a security in his or her quarterly report only when such person knew, or in the ordinary course of fulfilling his or her official duties should have known, that during the 15 day period immediately preceding or after the date of the transaction, such security was purchase or sold by the Fund or such purchase or sale by the Fund was considered by the Fund.

     E. REPORTING PROCEDURES. All reports must be filed with a Compliance Officer not later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected. Reports should be made on the form designated "Quarterly Transaction

PART V

Statement," a copy of which is available from the Compliance Officers and which is attached as Annex D to this Code of Ethics.

         The Compliance Officers shall be responsible for reviewing the reports filed pursuant to this Code of Ethics, reporting to the president or other appropriate official of the Fund, as appropriate, any violation or apparent violation of this Code of Ethics and confirming with Access Persons that reports required hereby have been filed.

PART VI

VI.  STANDARD OF CONDUCT FOR PORTFOLIO TRANSACTIONS

     In connection with the purchase or sale, directly or indirectly, of a Security Held or to be Acquired by the Fund, a Covered Person shall not:

     o    employ any device, scheme or artifice to defraud the Fund;

     o make to the Fund, any untrue statement of a material fact or omit to state to the Fund, a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     o engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

     o    engage in any manipulative practice with respect to the Fund.

PART VII AND VIII

VII. RECORDS

     The Compliance Officer shall preserve in an easily accessible place:

     o This Code of Ethics and any Code of Ethics which has been superseded by this Code of Ethics;

     o A list of persons who, currently or within the preceding six years, are or were required to make reports pursuant to this Code of Ethics and any such predecessor thereof, or who are or were responsible for reviewing those reports;

     o A copy of each report made pursuant to this Code of Ethics and any such predecessor thereof within the preceding six years;

     o A record of any decision, including the reasons supporting the decision, to approve any request to acquire securities pursuant to sections IV.F. or IV.G. of this Code of Ethics within the preceding six years; and

     o A record of any violation of this Code of Ethics and any such predecessor thereof and any action taken thereon within the preceding six years.

     The Compliance Officers are responsible for maintaining records in a manner to safeguard their confidentiality. Each Covered Person's records will be accessible only to the Covered Person, the Secretary and the directors of the Fund, and to the Compliance Officers. Records will be maintained for six years. Each Covered Person is responsible for seeing that the records regarding his or her beneficial holdings and transactions in the shares of the Fund and eligible securities are correct and current. Each Covered Person may be asked periodically to verify the records.

VIII.  CODE VIOLATIONS

     Any officer, director or employee of the Fund who discovers a violation or apparent violation of this Code of Ethics by any other person shall bring the matter to the attention of the President or other appropriate official of the Fund, and a Compliance Officer, who shall then report the matter to the Board of Directors of the Fund. The Board of Directors of the Fund shall determine whether a violation has occurred and, if it so finds, may impose or recommend such sanctions, if any, as it considers appropriate. Such sanctions may include suspension without pay, dismissal from employment for cause or any other sanction which the Board of Directors shall determine to be reasonable and proper. In determining the appropriate penalty, the Board of Directors shall take due account of the Disciplinary Code included in the JF Asset Management Compliance Procedures Manual. Any violation of this Code of Ethics with respect to trading activities on behalf of the Fund by an officer, director or employee of the Fund, together with any sanction or other penalty imposed by the Board of Directors of the Fund, shall be timely reported to the Board of Directors.

PART IX

IX.  SARBANES OXLEY CODE OF ETHICS

     1.   Covered Officers

          a. This Sarbanes-Oxley Code of Ethics applies to the Fund's Principal Executive Officer and Principal Financial Officer (the "Covered Officers"), for the purpose of promoting:

               i. Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

               ii. Full, fair, accurate, timely and understandable disclosure in reports and documents that the Fund files with, or submits to, the SEC and in other public communications made by the Fund;

               iii. Compliance with applicable laws and governmental rules and regulations;

               iv. The prompt internal reporting of violations of the Sarbanes-Oxley Code of Ethics to an appropriate person or persons identified in the Sarbanes-Oxley Code of Ethics; and

               v. Accountability for adherence to the Sarbanes-Oxley Code of Ethics.

          b. Each Covered Officer must comply with all applicable laws and governmental rules and regulations.

          c. Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to apparent as well as actual conflicts of interest.

     2. Covered Officers Should Ethically Handle Actual and Apparent Conflicts of Interest.

          A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his service to, the Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Fund.

          Certain conflicts of interest arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of interest provisions in the Investment Company Act and the Investment Advisers Act. For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as "affiliated persons" of the Fund. The Fund's and the Investment Adviser's compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Sarbanes-Oxley Code of Ethics does not, and is not intended to, repeat or replace these programs and procedures.

PART IX

          Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Fund and the Investment Adviser of which the Covered Officers are also officers or employees. As a result, the Sarbanes-Oxley Code of Ethics recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Company, the adviser, or for both) be involved in establishing policies and implementing decisions that will have different effects on the Investment Adviser and the Fund. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and the Investment Adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. In addition, it is recognized by the Fund's Board that the Covered Officers may also be officers or employees of one or more other investment companies covered by other codes.

          Other conflicts of interest are covered by the Sarbanes-Oxley Code of Ethics, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Sarbanes-Oxley Code of Ethics, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Fund.

     3.   Each Covered Officer must:

          a. Not use his personal influence or personal relationships improperly to influence investment decisions and/or financial reporting by the Fund whereby the Covered Officer would benefit personally to the detriment of the Fund; and

          b. Not cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Fund.

     4. In furtherance of the above, below are some examples of conflicts of interest that should be discussed with the CCO:

          a. Serving as a director on the board of any public, private company or not-for-profit organization;

          b.   The receipt of any gifts in excess of $100;

          c. The receipt of any entertainment from any company with which the Fund has current or prospective business dealings unless such entertainment is business related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

          d. Any ownership interest in, or any consulting or employment relationship with, any of the Fund's service providers, other than its investment adviser, administrator and/or any affiliated person thereof;

PART IX

          e. A direct or indirect financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

     5.   Disclosure and Compliance

          a. Each Covered Officer should familiarize himself with the disclosure requirements generally applicable to the Fund;

          b. Each Covered Officer is responsible for ensuring that the disclosure included in reports and documents that the Fund files with, or submits to, the SEC and in other public communications made by the Fund is full, fair, accurate, timely and understandable;

          c. Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund's directors and auditors, and/or to governmental regulators and self-regulatory organizations; and

          d. It is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

     6.   Reporting and Accountability

          a.   Each Covered Officer must:

               i. Upon adoption of the Sarbanes-Oxley Code of Ethics (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he has received, read, and understands the Sarbanes-Oxley Code of Ethics;

               ii. Annually thereafter affirm to the Board that he has complied with the requirements of the Sarbanes-Oxley Code of Ethics;

               iii. Not retaliate against any other Covered Officer and/or any employee of the Fund or affiliated persons for reports of potential violations that are made in good faith; and

               iv. Notify the CCO promptly if he knows of any violation of this Sarbanes-Oxley Code of Ethics. Failure to do so is itself a violation of the Sarbanes-Oxley Code of Ethics.

          b. The CCO is responsible for applying the Sarbanes-Oxley Code of Ethics to specific situations in which questions are presented relating to the Sarbanes-Oxley Code of Ethics. The CCO has the authority to interpret this Sarbanes-Oxley Code of Ethics in any particular situation. However, any waivers sought by the Covered Officer will require prior review and approval by the Board.

PART IX

          c. The Fund will follow these procedures in investigating and enforcing this Sarbanes-Oxley Code of Ethics:

               i. The CCO (or her designee) will take all appropriate action to investigate any potential violations reported to him;

               ii. If, after such investigation, the CCO believes that no violation has occurred, the Chief Compliance Officer is not required to take any further action;

               iii. Any matter the CCO believes to be a violation will be reported to the Board. The Board will consider appropriate action, which may include review of, and/or appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser or its board; and/or a recommendation to dismiss the Covered Officer;

               iv. The Board will be responsible for granting waivers, as appropriate, and making any changes to the Sarbanes-Oxley Code of Ethics.

     7. This Sarbanes-Oxley Code of Ethics shall be the sole code of ethics adopted by the Fund for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Fund, the Fund's adviser, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to the Sarbanes-Oxley Code of Ethics, they are superseded by the Sarbanes-Oxley Code of Ethics to the extent that they conflict with the provisions of the Sarbanes-Oxley Code of Ethics. The Fund's and its Investment Adviser's codes of ethics under Rule 17j-l under the Investment Company Act are separate requirements applying to the Covered Officers and others, and are not part of this Sarbanes-Oxley Code of Ethics.

     8. Any amendments to the Sarbanes-Oxley Code of Ethics must be approved or ratified by a majority vote of the Board, including a majority of independent directors.

     9. All reports and records prepared or maintained pursuant to the Sarbanes-Oxley Code of Ethics will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or the Sarbanes-Oxley Code of Ethics, such matters shall not be disclosed to anyone.

     10. The Sarbanes-Oxley Code of Ethics is intended solely for internal use by the Fund and does not constitute an admission by or on behalf of the Fund, as to any fact, circumstance, or legal conclusion.

                                                                         Annex A

                               Compliance Officers
                               -------------------

Muriel Sung
Winnie Chan
Ida Yeung
Winnie Fong

                                                                         Annex B

PERSONAL INVESTMENTS - INITIAL HOLDINGS STATEMENT

Please complete all sections and return to Compliance no later than the 10th day after the commencement of your employment. The information in the statement must be current as of a date no more than 45 days before the date of the statement.

Name:                                 Date employment commenced:
     -------------------------------                            ----------------

Date of this statement:               Date of information:
                       -------------                      ----------------------

--------------------------------------------------------------------------------
Please indicate below all applicable details of any holdings of reportable securities. Use one sheet of paper for each reportable security.


Title of security:
Type of security:
Exchange ticker symbol or CUSIP number:
Number of shares:
Principal amount:
Name of broker, dealer or bank:




THE FOLLOWING HOLDINGS ARE EXEMPT FROM THE REPORTING REQUIREMENTS: DIRECT OBLIGATIONS OF THE GOVERNMENT OF THE UNITED STATES; BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER AND HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, INCLUDING REPURCHASE AGREEMENTS; SHARES ISSUED BY MONEY MARKET FUNDS; SHARES ISSUED BY OPEN-END FUNDS OTHER THAN FUNDS FOR WHICH JFIMI OR A JFIMI AFFILIATED PARTY SERVES AS INVESTMENT ADVISER OR PRINCIPAL UNDERWRITER; AND SHARES ISSUED BY UNIT INVESTMENT TRUSTS THAT ARE INVESTED EXCLUSIVELY IN ONE OR MORE OPEN-END FUNDS, NONE OF WHICH ARE REPORTABLE FUNDS.

--------------------------------------------------------------------------------


You may use the following space if any explanations or further details are required.





--------------------------------------------------------------------------------


Signature                         Date
         ---------------------        ------------------------

                                                                         Annex C

PERSONAL INVESTMENTS - ANNUAL HOLDINGS STATEMENT

Please complete all sections and return to Compliance no later than December 31. The information in the statement must be current as of a date no earlier than November 16.

Name:                                Date of information:
           -----------------------                       -----------------------

--------------------------------------------------------------------------------
Please indicate below all applicable details of any holdings of reportable securities. Use one sheet of paper for each reportable security.


Title of security:
Type of security:
Exchange ticker symbol or CUSIP number:
Number of shares:
Principal amount:
Name of broker, dealer or bank:




THE FOLLOWING HOLDINGS ARE EXEMPT FROM THE REPORTING REQUIREMENTS: DIRECT OBLIGATIONS OF THE GOVERNMENT OF THE UNITED STATES; BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER AND HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, INCLUDING REPURCHASE AGREEMENTS; SHARES ISSUED BY MONEY MARKET FUNDS; SHARES ISSUED BY OPEN-END FUNDS OTHER THAN FUNDS FOR WHICH JFIMI OR A JFIMI AFFILIATED PARTY SERVES AS INVESTMENT ADVISER OR PRINCIPAL UNDERWRITER; AND SHARES ISSUED BY UNIT INVESTMENT TRUSTS THAT ARE INVESTED EXCLUSIVELY IN ONE OR MORE OPEN-END FUNDS, NONE OF WHICH ARE REPORTABLE FUNDS.

--------------------------------------------------------------------------------


You may use the following space if any explanations or further details are required.





--------------------------------------------------------------------------------


Signature                         Date
         ---------------------        ------------------------

                                                                         Annex D

PERSONAL INVESTMENTS - QUARTERLY TRANSACTION STATEMENT

Please complete all sections and return to Compliance no later than the 30th day after the end of the quarter.

Name:                               Quarter Ended:
     ---------------------------                  ------------------------------

--------------------------------------------------------------------------------
Please indicate below all applicable details of any transactions in reportable securities that were not reported by either you or your approved broker to your Compliance Department. Use one sheet of paper for each transaction in reportable securities.


Date of transaction:
Title of security:
Exchange ticker symbol or CUSIP number:
Interest rate:
Maturity date:
Number of shares:
Principal amount:
Nature of transaction (purchase, sale, etc.):
Price of security:
Name of broker, dealer or bank:



THE TRANSACTIONS IN THE FOLLOWING ARE EXEMPT FROM THE REPORTING REQUIREMENTS:
DIRECT OBLIGATIONS OF THE GOVERNMENT OF THE UNITED STATES; BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER AND HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, INCLUDING REPURCHASE AGREEMENTS; SHARES ISSUED BY MONEY MARKET FUNDS; SHARES ISSUED BY OPEN-END FUNDS OTHER THAN FUNDS FOR WHICH JFIMI OR A JFIMI AFFILIATED PARTY SERVES AS INVESTMENT ADVISER OR PRINCIPAL UNDERWRITER; AND SHARES ISSUED BY UNIT INVESTMENT TRUSTS THAT ARE INVESTED EXCLUSIVELY IN ONE OR MORE OPEN-END FUNDS, NONE OF WHICH ARE REPORTABLE FUNDS.

--------------------------------------------------------------------------------


You may use the following space if any explanations or further details are required.





--------------------------------------------------------------------------------



Signature                         Date
         ---------------------        ------------------------


                                      D-1